UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 27, 2004

PDS GAMING CORPORATION

(Exact name of Registrant as specified in its charter)

COMMISSION FILE NO. 0-23928

Minnesota	41-1605970
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6171 McLeod Drive, Las Vegas, Nevada 89120
(Address of principal executive offices)

(702) 736-0700
(Registrant’s telephone number, including area code)

Item 5. Other Events.

This report is being filed solely for the purpose of reporting the announcement that (i) PDS Gaming Corporation (the “Company”) has received a financing commitment from Cochran Road, LLC, a New York-based lender (“Cochran”), in a maximum principal amount of $9.5 million, and (ii) the management group proposing to acquire all of the outstanding stock of the Company not already owned by its members, consisting of Johan P. Finley, Lona M.B. Finley and Peter D. Cleary, has received a financing commitment from Cochran in a maximum principal amount of $5.5 million.

For additional information concerning the foregoing, reference is made to the Company’s press releases issued on February 6, 2004, copies of which are attached as exhibits to this report and incorporated by reference.

Item 7.  Financial Statements and Exhibits.

The following exhibits are included with this current report on Form 8-K as required by Item 601 of Regulation S-K.

Exhibit Number	Description
99.1	Press release dated February 6, 2004 announcing that PDS Gaming Corporation has received a financing commitment from Cochran Road, LLC in a maximum principal amount of $9.5 million
99.2

Press release dated February 6, 2004 announcing that the management group proposing to acquire all of the outstanding stock of PDS Gaming Corporation not already owned by its members, consisting of Johan P. Finley, Lona M.B. Finley and Peter D. Cleary, has received a financing commitment from Cochran Road, LLC in a maximum principal amount of $5.5 million

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDS GAMING CORPORATION

Dated: February 6, 2004	By:/s/ Peter D. Cleary
Peter Cleary
President and Chief Operating Officer
(a duly authorized officer)